Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We consent to the incorporation in this Registration Statement of our reports dated October 30, 2018 and October 17, 2018 relating to the financial statements of Tidal Royalty Corp. (formerly Tulloch Resources Ltd.) for the years ended July 31, 2018 and 2017 and for the years ended July 31, 2017 and 2016, respectively. We also consent to the reference to us under the heading "Statement By Experts" in such Registration Statement. MANNING ELLIOTT LLP Chartered Professional Accountants Vancouver, BC, Canada December 18, 2018